INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-47591 of PennFed Financial Services, Inc. on Form S-8 of our report dated April 6, 1998, appearing in this Annual Report on Form 11-K of Penn Federal Savings Bank 401(k) Plan for the year ended June 30, 1997.








/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Parsippany, New Jersey
April 15, 1998